Exhibit 5.5

To:

Yamana Gold Inc.

200 Bay Street

Suite 2200

Toronto, Ontario

Canada M5J 2J3

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP

Suite 3100, 77 King Street West

P.O. Box 226

Toronto, Ontario

Canada M5K 1J3

(the "Addressees")

Heussen De Entree 139-141 NL-1101 HE Amsterdam The Netherlands Tel: +31-(0)20-312-2800 Fax: +31-(0)20-312-2801 info@heussen-law.nl

Amsterdam, 12 November 2021

Our ref.: 2021-5466

Re: Yamana Santa Cruz Holdings B.V. / legal opinion Exchange Offer

Dear Sir, Madam,

1.	INTRODUCTION

We have acted as special counsel to Yamana Santa Cruz Holdings B.V., having its registered seat in Amsterdam, the Netherlands and registered with the trade register of the Chamber of Commerce (the “Trade Register”) under number 58924531 (the “Company”), for the purpose of rendering an opinion on certain matters of Dutch law in connection with the registration by Yamana Gold Inc. (the “Issuer“) under the United States Securities Act of 1933, as amended (the "Securities Act"), of the proposed offer to exchange (the "Exchange Offer") the Issuer’s US$500,000,000 2.630% Senior Notes due 2031 (the "Original Notes“) for an equal aggregate principal amount of 2.630% Exchange Senior Notes due 2031 (the "Exchange Notes“). The Original Notes were issued and the Exchange Notes will be issued pursuant to the Seventh Supplemental Indenture governed by the laws of the State of New York, dated as of August 6, 2021 by and among the Issuer (as issuer), the Company and the other Guarantors set forth therein (as guarantors), Wilmington Trust, National Association (the “trustee”), a national banking association (as trustee) and Citibank, N.A. (the “securities administrator”), a national association (as paying agent, registrar and authenticating agent) (the “Supplemental Indenture”) supplementing the Indenture made as of June 30, 2014 by and among the Issuer, the trustee and the securities administrator (the “Indenture”).

in association with: Heussen Rechtsanwaltsgesellschaft mbH and Heussen Italia Studio Legale e Tributario AMSTERDAM ∙ BERLIN ∙ CONEGLIANO ∙ FRANKFURT ∙ MILAN ∙ MUNICH ∙ ROME ∙ STUTTGART

Heussen is the trade name of Heussen BV, registered with the trade register of Amsterdam under number 34222303. Heussen BV is the sole contracting party with regard to services (to be) provided. All services (to be) provided and legal acts (to be) performed by Heussen BV are subject to its general terms and conditions which contain the applicability of Dutch law, the exclusive jurisdiction of the Amsterdam District Court and a limitation of liability. All liability is limited to the amount which in the particular case can be claimed and shall be paid under the professional liability insurance taken out by Heussen BV, increased with any applicable deductible to be borne by Heussen BV itself. Heussen BV's terms and conditions are available upon first request and at www.heussen-law.nl.

2.	SCOPE OF INQUIRY

2.1	For the purpose of rendering this opinion we have exclusively examined and relied on a certified online excerpt of the registration of the Company in the Trade Register dated 11 October 2011 (the “Excerpt”) and a pdf copy of the following documents:

(i)	the fully executed Supplemental Indenture;
(ii)	the fully executed Indenture;
(iii)	the fully executed registration rights agreement (the “Registration Rights Agreement”) governed by the laws of the State of New York dated as of August 6, 2021 by and among Yamana Gold Inc., the Company, the other Guarantors set forth therein and BofA Securities, Inc. and Citigroup Global Markets Inc. (as representatives of the Initial Purchasers, as defined in the Purchase Agreement) in respect of the issuance of the Notes (as defined in the Indenture) pursuant to the Indenture;
(iv)	a registration statement on Form F-10/F-4 as filed with the Securities and Exchange Commission on November 12, 2021 (the “Registration Statement”), including a prospectus, (the “Prospectus”) relating to the Exchange Notes;
(v)	the deed of incorporation of the Company dated 30 November 2011 (the “Deed of Incorporation”);
(vi)	the current articles of association as they stand since the last deed of amendment of the articles of association of the Company dated 26 March 2011 (the “Articles”);
(vii)	the executed written resolutions of the management board (het bestuur) (the “Management Board”) of the Company, dated 26 July 2021, inter alia approving to enter into the Supplemental Indenture and the Registration Rights Agreement (the “Board Resolution”) including a power of attorney to each managing director of the Company, acting individually (the “Power of Attorney 1”); and
(viii)	the executed minutes of the meeting (the "Meeting") of the Management Board of the Company, held on 1 November 2021, inter alia approving to enter into the Registration Statement (the “Board Minutes”) including a power of attorney to each managing director of the Company, acting individually (the “Power of Attorney 2”).

2.2	We have undertaken only the following searches and inquiries (the “Checks”) at the date of this opinion letter:

(a)	an online inquiry on the relevant website (www.kvk.nl) of the Trade Register, confirming that no relevant changes were registered after the date of the Excerpt;
(b)	an inquiry by telephone at the bankruptcy clerk’s office (Unit Faillissementen en schuldsaneringen) of the court (rechtbank) in Amsterdam, confirming that the Company is not listed in the insolvency register;
(c)	an online inquiry on the relevant website (www.rechtspraak.nl) of the registrations with the Central Insolvency Register (Centraal Insolventieregister), confirming that the Company is not listed with the Central Insolvency Register; and
(d)	an online inquiry on the relevant website (www.rechtspraak.nl) of the EU Registrations with the Central Insolvency Register (Centraal Insolventieregister), confirming that the Company is not listed on the EU Registrations with the Central Insolvency Register.

2.3	We have not examined any other documents than the documents listed above. We have not examined any attachments to any documents or any documents referred to in any documents, unless expressly stated otherwise. We have not made any inquiry concerning the Company other than expressly stated herein.

3.	ASSUMPTIONS

For the purpose of rendering this opinion we have, except as expressly stated herein, without independent investigation or verification made the following assumptions:

3.1	Documents

3.1.1	All documents or instruments submitted to us as originals are authentic.

3.1.2	All documents submitted to us as faxed, scanned or photo static copies are complete and conform to original documents, and the originals of such copies are authentic.

3.1.3	The signatures (including endorsements), including any electronic signature (elektronische handtekening), any advanced electronic signature (geavanceerde elektronische handtekening) and any qualified electronic signature (gekwalificeerde elektronische handtekening) as meant in article 3 of Council Regulation (EU) No. 910/2014 of 23 July 2014 (eIDAS Regulation) and Section 3:15a of the Dutch Civil Code, of the natural persons purported to have signed the documents and instruments submitted to us (including all seals on the documents and instruments submitted to us) are genuine.

3.1.4	If an electronic signature (elektronische handtekening) is not a qualified electronic signature (gekwalificeerde elektronische handtekening), the signing method used is sufficiently reliable (voldoende betrouwbaar) taking into account the purpose for which that electronic signature was used and all other circumstances.

3.1.5	Under any applicable laws, the Indenture constitutes the legal, valid and binding obligations of the parties thereto, enforceable against those parties in accordance with its terms and the Indenture will not affect the validity of the opinions given herein.

3.2	Incorporation, existence and corporate power

3.2.1	The Company has not been dissolved (ontbonden), merged (gefuseerd) involving the Company as disappearing entity, demerged (gesplitst), converted (omgezet), granted a moratorium of payments (surséance van betaling), declared bankrupt (failliet verklaard), subjected to any other insolvency winding-up proceedings listed in Annex A to the EC Council Regulation No. 2015/848 of 20 May 2015 on insolvency proceedings (recast) (as amended by Council Regulation from time to time), listed on the list referred to in article 2 (3) of Council Regulation (EC) No 2580/2001 of 27 December 2001, listed in Annex I to Council Regulation (EC) No 881/2002 of 27 May 2002 or listed and marked with an asterisk in the Annex to Council Common Position 2001/931 of 27 December 2001 relating to measures to combat terrorism, as amended from time to time, in any EU member state other than the Netherlands and has not passed a voluntary winding-up resolution and no petition has been presented or order made by a court for the bankruptcy (faillissement), dissolution (ontbinding) or moratorium of payments (surséance van betaling) of the Company and no statement concerning the Company has been submitted with the court registry regarding the preparation of a restructuring plan in accordance with section 370 paragraph 3 of the Dutch Bankruptcy Act (Faillissementswet) nor has a filing been made concerning the Company regarding a request with the court for the appointment of a restructuring expert in accordance with section 371 paragraph 1 of the Dutch Bankruptcy Act (Faillissementswet) (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Excerpt and the Checks).

3.2.2	The Articles are the articles of association of the Company in force on the date of the Board Resolution, the Meeting, the date of the Supplemental Indenture, the Registration Rights Agreement, the Registration Statement and the date of this opinion letter (the “Relevant Date”) (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Excerpt).

3.2.3	The information in the Excerpt is true, accurate and complete on the Relevant Date (although not constituting conclusive evidence thereof, this assumption is supported by the Checks).

3.3	Corporate authorisations

3.3.1	The Board Resolution and the resolutions adopted at the Meeting have not been amended, revoked or declared void and remain in full force and effect and the statements made and confirmations given in the Board Resolution and the Board Minutes are true, complete and correct on the Relevant Date.

3.3.2	It is in the corporate interest of the Company to enter into the Supplemental Indenture, the Registration Rights Agreement and the Registration Statement (although not constituting conclusive evidence thereof, this assumption is supported by (i) the text of the corporate objects clause in the Articles and (ii) the confirmation by the Management Board of the Company contained in the Board Resolution and the Board Minutes).

3.3.3	None of the managing directors (bestuurders) of the Company has any conflict of interest with the Company as meant in section 2:239 par. 6 of the Dutch Civil Code in respect of the Supplemental Indenture, the Registration Rights Agreement and the Registration Statement, their execution or the transactions contemplated thereby (although not constituting conclusive evidence thereof, this assumption is supported by the confirmation by the Management Board of the Company contained in the Board Resolution and the Board Minutes).

3.4	Execution

3.4.1	The Supplemental Indenture, the Registration Rights Agreement and the Registration Statement have been validly signed and duly authorised by the parties thereto (other than the Company).

3.4.2	All documents submitted to and examined by us in draft, will be duly executed by the parties thereto (other than the Company) in the form of such drafts.

3.4.3	The Power of Attorney 1 remains in full force and effect on the date of the Supplemental Indenture and the Registration Rights Agreement and the Power of Attorney 2 remains in full force and effect on the date of the Registration Statement.

3.5	Validity

3.5.1	Under any applicable laws (other than Dutch law), the Supplemental Indenture, the Registration Rights Agreement and the Registration Statement constitute the legal, valid and binding obligations of the parties thereto, and are enforceable against those parties in accordance with their terms.

3.5.2	The performance by the Company of its obligations under the Supplemental Indenture, the Registration Rights Agreement and the Registration Statement is not illegal or ineffective under any jurisdiction (other than the Netherlands) that these obligations are to be performed under.

3.5.3	All requirements, formalities and other matters relating to the Supplemental Indenture, the Registration Rights Agreement and the Registration Statement under any applicable law (other than Dutch law) and in any jurisdiction (other than the Netherlands) in which any obligation under the Supplemental Indenture, the Registration Rights Agreement and the Registration Statement is to be performed have been complied with.

3.5.4	The Exchange Notes, when issued, will have been validly authorized by the parties thereto (other than the Company) and will constitute valid, binding and enforceable obligations of all the parties under the laws to which the Exchange Notes are expressed to be subject (other than Dutch law) and that the performance by the parties thereto of their obligations under the Exchange Notes will not be illegal or ineffective under any jurisdiction (other than the Netherlands) that these obligations are to be performed under.

3.6	Regulatory

None of the parties to the Supplemental Indenture, the Registration Rights Agreement and the Registration Statement is subject to, controlled by or otherwise connected with a person, organization or country which is subject to United Nations, European Union or Dutch sanctions implemented or effective in the Netherlands under or pursuant to the Sanction Act 1977 (Sanctiewet 1977), the Economic Offences Act (Wet op de economische delicten), the General Customs Act (Algemene Douanewet), the Dutch Financial Supervision Act (Wet of het financieel toezicht) or Regulations of the European Union.

4.	OPINIONS

Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions as set forth herein, and subject to any factual matters not disclosed to us in the course of our examination referred to above, we are at the date hereof, of the opinion that:

4.1	Corporate status

The Company was duly incorporated and is validly existing under the laws of the Netherlands as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid).

4.2	Corporate power and authority

The Company has taken all necessary corporate action and has all corporate powers and authority to execute the Supplemental Indenture and to perform its obligations thereunder and to consummate the transactions contemplated therein and in the Registration Statement.

4.3	Due execution

The Supplemental Indenture has been validly signed by the Company.

4.4	No conflict with Articles and law

The execution of the Supplemental Indenture and compliance by the Company with the provisions thereof and the consummation by the Company of the transactions contemplated by the Registration Statement will not (a) violate any Dutch law, or (b) violate, conflict with, or constitute a default under the organizational documents (including the Articles) of the Company which would affect the validity, binding effect or enforceability of the Supplemental Indenture against the Company.

4.5	Enforceability

Dutch law does not restrict the validity and binding effect on and enforceability of the Supplemental Indenture against the Company.

5.	QUALIFICATIONS

The opinions expressed above are subject to the following qualifications:

5.1	Insolvency

5.1.1	The enforcement of the rights and remedies set forth in the Supplemental Indenture, the Registration Rights Agreement and the Registration Statement may be affected or limited by any applicable bankruptcy (faillissement), moratorium of payments (surséance van betaling), other insolvency proceedings, fraudulent transfer (actio pauliana) or other laws affecting the enforcement of creditor’s rights generally. The courts in the Netherlands may not always grant specific performance, whereas direct enforceability (reële executie) is normally only available in respect of obligations regarding the making of payments.

5.1.2	In the event of a company’s moratorium of payment, that company’s assets will not be legally bound by any legal act performed by that company or by an attorney acting on that company’s behalf, unless the administrator (bewindvoerder) has given his co-operation or unless and to the extent that that company’s assets have gained a benefit as a result of such legal act. The same applies accordingly in case of bankruptcy of a company, provided that the receiver in a bankruptcy (curator) will be solely authorized to incur obligations on behalf of that company as of the bankruptcy date.

5.2	Enforceability

5.2.1	Any legal act entered into by a Dutch legal entity such as the Company may be nullified by such legal entity or the receiver in bankruptcy if it is ultra vires, i.e. falls outside the scope of such legal entity’s objects. A legal act may be ultra vires if (i) such legal act is not expressly allowed by the objects clause in such legal entity’s articles of association and could not be conducive to the realization of such objects and (ii) the other party was aware thereof or should be aware thereof without an independent investigation. All relevant circumstances of the case should be considered.

5.2.2	The applicable law of an agreement governs the legality, validity and enforceability of an agreement. Subject to the legality, validity and enforceability under the applicable law, as a result of the due execution of an agreement by a Dutch person, the obligations contained in such agreement become binding upon and enforceable against such Dutch person.

5.3	Powers of attorney

All powers of attorney, including powers of attorney expressed to be irrevocable, terminate by operation of law without notice upon the bankruptcy of the person issuing the power of attorney (the “Principal”), and will cease to be effective in case of a moratorium of payments of the Principal or in the event of the Principal being subject to emergency regulations. Powers of attorney that are expressed to be irrevocable are not capable of being revoked insofar they extend to the performance of legal acts (rechtshandelingen) that are in the interest of either the attorney appointed by such power of attorney or a third party. However, such powers of attorney terminate by operation of law upon the bankruptcy of the Principal or, unless provided otherwise in such power of attorney, upon the death of, the commencement of legal guardianship over (onder curatelestelling) or the bankruptcy of the attorney or by notice of termination given by the attorney. A power of attorney does not affect the authority of the principal to perform actions within the scope of the power of attorney itself.

5.4	Miscellaneous

5.4.1	Save as set out herein, nothing is to be taken to express an opinion in respect of any statement, representation or warranty made or given by or in respect of the Company in the Supplemental Indenture, the Registration Rights Agreement and the Registration Statement.

5.4.2	The concept of a seal to be affixed to a document in order to make such document binding on the Company is not known or required under Dutch law.

5.4.3	The concept of delivery of a document in order to render a document valid, legally binding and enforceable is not known or required under Dutch law.

We express no opinion as to any law or regulation other than Dutch law as they are currently in force, and as generally interpreted and applied by the Dutch courts as at the date of this opinion, as appearing from published case law. We do not express any opinion with respect to any international law, including but not limited to the rules promulgated under or by any bi- or multilateral treaty or treaty organization, unless duly implemented in Dutch law, or to any Dutch tax or anti-trust law. This opinion is related to Dutch law as it stands now and we do not assume any obligation to notify or inform you of any development subsequent to the date hereof that might render its contents untrue or inaccurate in whole or in part at such time.

This opinion is construed, shall be governed by and have effect only in accordance with Dutch law. Further, the courts of Amsterdam, the Netherlands, shall have exclusive authority to rule upon any dispute relating to this opinion as far as this dispute may involve Heussen B.V.

In this opinion legal concepts are described in English terms and not by their original terms as described in the relevant national language. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

This opinion may only be relied upon under the express condition and limitation that any liability of Heussen B.V. is limited to the amount which can be claimed and shall be paid under its professional liability insurance taken out by Heussen B.V. increased with any applicable deductible to be borne by Heussen B.V. itself. The liability of any individual or legal entity in any way affiliated or connected with Heussen B.V. is excluded.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission.

Sincerely yours,

Heussen B.V.

/s/ Martijn B. Koot	/s/ Tim B. Schreuders
Martijn B. Koot	Tim B. Schreuders
(advocaat)	(advocaat)